UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

    The following unaudited pro forma condensed combined balance sheet presents our financial position as of September 30, 2012, assuming that the acquisition of UOS had been completed as of September 30, 2012.

    The following unaudited pro forma condensed combined statements of income include operations of the Company for the nine months ended September 30, 2012 and the twelve months ended December 31, 2011, assuming as if the acquisition had been consummated on January 1, 2011.

    These unaudited pro forma results are not necessarily indicative of the actual results of operations that would have been achieved, nor are they necessarily indicative of future results of operations.

    The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the acquisition of UOS and are factually supportable.  Our unaudited pro forma combined financial information and explanatory notes present how our combined financial statements may have appeared had the businesses actually been combined as of the dates above. The unaudited pro forma combined financial information shows the impact on the combined balance sheet and the combined historical statements of income under acquisition accounting with International Shipholding Corporation treated as the acquirer. Under this method of accounting, the assets purchased and liabilities assumed of UOS have been recorded by International Shipholding Corporation at their estimated fair values as of the acquisition date. See the accompanying Notes for additional information.

    The unaudited pro forma combined financial information is presented for illustrative purposes only and does not indicate the financial results  or financial position of the combined businesses had they actually been combined on the dates and in accordance with the assumptions described herein. However, management believes that the assumptions used provide a reasonable basis for presenting the combined pro forma information, that the pro forma adjustments give the appropriate effect to the assumptions and are properly applied in the unaudited pro forma combined financial information. The results of operations of UOS will be included in our historical consolidated financial statements beginning November 30, 2012.

As explained in more detail in the accompanying notes to the unaudited pro forma combined financial information, the allocation of the purchase price for the UOS acquisition that is reflected in our pro forma combined financial information is subject to adjustment. The actual purchase price allocation will be recorded based on the final settlement of the working capital adjustment in accordance with the applicable agreement. In addition, there may be further refinements of the purchase price allocation for the UOS acquisition as additional information becomes available.

INTERNATIONAL SHIPHOLDING CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENTS OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012
(All Amounts in Thousands Except Share Data)
(Unaudited)
			UOS		ISH
			Pro Forma		Pro Forma		Pro Forma
	ISH	UOS	Adjustments *		Adjustments		Combined
Revenues	$ 186,686	$ 70,417	$ -		$ -		$ 257,103

Operating Expenses:
Voyage Expenses	143,246	53,730	-		-		196,976
Vessel Depreciation/Amortization	18,180	10,404	(10,404)	1	2,411	1	20,591
Other Depreciation	9	-	-		-		9
Administrative and General Expenses	15,871	3,414	-		-		19,285
Amortization of Intangible	-	1,634	(1,634)	2	3,872	2	3,872
(Gain) Loss on Sale/Purchase of Other Assets	(4,463)	-	-		-		(4,463)

Total Operating Expenses	172,843	69,182	(12,038)		6,283		236,270

Operating Income	13,843	1,235	12,038		(6,283)		20,833

Interest and Other:
Interest Expense	7,152	-	-		745	3	7,897
Derivative Loss	97	-	-		-		97
Gain on Sale of Investment	(66)	-	-		-		(66)
Other Income from Vessel Financing	(1,815)	-	-		-		(1,815)
Investment Income	(391)	-	-		-		(391)
Foreign Exchange Loss (Gain)	(771)	-	-		-		(771)
	4,206	-	-		745		4,951
							-

Income Before Provision for Income Taxes and
Equity in Net (Loss) Income of Unconsolidated Entities	9,637	1,235	12,038		(7,028)		15,882

(Benefit) Provision for Income Taxes:
Current	280	-	-		-		280
Deferred	(400)	-	-		-		(400)
	(120)	-	-		-		(120)

Equity in Net Income of Unconsolidated
Entities (Net of Applicable Taxes)	665	-	-		-		665

Net Income	$ 10,422	$ 1,235	$ 12,038		$ (7,028)		$ 16,667

Basic and Diluted Earnings Per Common Share:

Basic Earnings Per Common Share:	$ 1.45						$ 2.32

Diluted Earnings Per Common Share:	$ 1.45						$ 2.31

Weighted Average Shares of Common Stock Outstanding:
Basic	7,192,818						7,192,818
Diluted	7,208,886						7,208,886

Dividends Per Share	$ 0.750						$ 0.750

* Reverse balance to be replaced with fair market value at acquisition date.
1. Reversal of the historical depreciation with the replacement of new depreciation based on fair value at acquisition date.
2. Represents the amortization of the intangibles that were identified and measured during the acquisition of UOS by ISH.
3. Represents interest expense on new debt to partially fund acquisition, based on one-month Libor rate plus 2.5%.

INTERNATIONAL SHIPHOLDING CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENTS OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2011
(All Amounts in Thousands Except Share Data)
(Unaudited)
			UOS		ISH
			Pro Forma		Pro Forma		Pro Forma
	ISH	UOS	Adjustments *		Adjustments		Combined
Revenues	$ 263,196	$ 122,742	$ -		$ -		$ 385,938

Operating Expenses:
Voyage Expenses	192,082	99,935	-		-		292,017
Vessel Depreciation/Amortization	25,388	21,204	(21,204)	1	3,215	1	28,603
Administrative and General Expenses	20,961	5,922	-		-		26,883
Gain on Dry Bulk Transaction	(18,844)	(102)	-		-		(18,946)
Impairment Loss on property and equipment	-	5,919	(5,919)	2	-		-
Amortization of Intangible	-	2,678	(2,678)	3	5,162	3	5,162

Total Operating Expenses	219,587	135,556	(29,801)		8,377		333,719

Operating Income	43,609	(12,814)	29,801		(8,377)		52,219

Interest and Other:
Interest Expense	10,361	-	-		993	4	11,354
Derivative Loss	101	-	-		-		101
Loss on Sale of Investment	747	-	-		-		747
Other Income from Vessel Financing	(2,653)	-	-		-		(2,653)
Investment Income	(637)	-	-		-		(637)
Foreign Exchange Loss (Gain)	3,051	-	-		-		3,051

	10,970	-	-		993		11,963

Income Before Provision for Income Taxes and
Equity in Net (Loss) Income of Unconsolidated Entities	32,639	(12,814)	29,801		(9,370)		40,256

(Benefit) Provision for Income Taxes:
Current	680	-	-		-		680
Deferred	-	-	-		-		-
	680	-	-		-		680

Equity in Net Income of Unconsolidated
Entities (Net of Applicable Taxes)	(410)	-	-		-		(410)

Net Income	$ 31,549	$ (12,814)	$ 29,801		$ (9,370)		$ 39,166

Basic and Diluted Earnings Per Common Share:

Basic Earnings Per Common Share:	4.42	-					5.49

Diluted Earnings Per Common Share:	4.40	-					5.46
Weighted Average Shares of Common Stock Outstanding:
Basic	7,131,820	-					7,131,820
Diluted	7,176,647	-					7,176,647

Dividends Per Share	$ 1.500	-					$ 1.500

* Reverse balance to be replaced with fair market value at acquisition date.
1. Reversal of the UOS historical depreciation with the replacement of new depreciation based on fair value at acquisition date.
2. To reverse out impairment charges due to the fact the assets were adjusted to fair value at acquisition date.
3. Represents the amortization of the intangibles that were identified and measured during the acquisition of UOS by ISH.
4. Represents interest expense on new debt to partially fund acquisition, based on one-month Libor rate plus 2.5% and reflects 12 months of interest.

INTERNATIONAL SHIPHOLDING CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED
BALANCE SHEET
September 30, 2012
(All Amounts in Thousands)
(Unaudited)

			UOS	ISH
			Pro Forma	Pro Forma		Pro Forma
ASSETS	ISH	UOS	Adjustments (a)	Adjustments		Combined

Cash and Cash Equivalents	$12,714	105	(105)	(9,243)	b,c	$ 3,471
Marketable Securities	13,382	-	-	-		13,382
Accounts Receivable	19,511	4,858	(4,858)	8,650	b	28,161
Net Investment in Direct Financing Leases	3,423	-	-	-		3,423
Other Current Assets	6,144	901	(901)	669	b	6,813
Notes Receivable	4,433	-	-	-		4,433
Material and Supplies Inventory	5,312	6,814	(6,814)	6,510	b	11,822
Total Current Assets	64,919	12,678	(12,678)	6,586		71,505

Investment in Unconsolidated Entities	13,524	-	-	-		13,524

Net Investment in Direct Financing Leases	14,391	-	-	-		14,391

Vessels, Property, and Other Equipment, at Cost:
Vessels	561,207	121,899	(121,899)	16,696	b,c	577,903
Building	1,211	-	-	-		1,211
Land	623	-	-	-		623
Leasehold Improvements	26,348	-	-	-		26,348
Construction in Progress	602	-	-	-		602
Furniture and Equipment	11,053	-	-	-		11,053
	601,044	121,899	(121,899)	16,696		617,740
Less - Accumulated Depreciation	(185,907)	(49,100)	49,100	-		(185,907)
	415,137	72,799	(72,799)	16,696		431,833
						-
Other Assets:						-
Deferred Charges, Net of Accumulated Amortization	18,278	3,222	(3,222)	-		18,278
of $15,821 and $17,429 in 2012 and 2011, Respectively
Intangible Assets, Net	1,775	14,494	(14,494)	45,131	b	46,906
of $30,525 and $30,162 in 2010 and 2009, Respectively
Due from Related Parties	1,735	-	-	-		1,735
Notes Receivable	34,458	-	-	-		34,458
Other	6,036	-	-	2,000	c	8,036
Goodwill	-	-	-	1,901	b	1,901
	62,282	17,716	(17,716)	49,032		111,314

TOTAL ASSETS	$570,253	103,193	(103,193)	72,314		642,567

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Current Maturities of Long-Term Debt	$27,951	-	-	6,000	c	33,951
Accounts Payable and Accrued Liabilities	34,620	6,189	(6,189)	7,696	b,c	42,316
Insurance Reserves	-	601	(601)	547	b	547
Deferred Revenues	-	151	(151)	342	b	342
Total Current Liabilities	62,571	6,941	(6,941)	14,585		77,156

Long-Term Debt, Less Current Maturities	185,660	-		36,000	c	221,660

Other Long-Term Liabilities:
Lease Incentive Obligation	6,338	-	-	-		6,338
Other	62,073	1,717	(1,717)	21,729	b,c	83,802
	68,411	1,717	(1,717)	21,729		90,140

TOTAL LIABILITIES	316,642	8,658	(8,658)	72,314		388,956

Commitments and Contingent Liabilities

Stockholders' Equity:
Common Stock, $1.00 par value, 20,000,000 shares authorized and	8,617	71,411	(71,411)	-		8,617
7,203,860 And 7,140,752 Shares Issued and Outstanding at
September 30, 2012 and December 31, 2011, Respectively
Additional Paid-In Capital	86,041	-	-	-		86,041
Retained Earnings	207,919	23,124	(23,124)	-		207,919
Treasury Stock, 1,388,066 shares at September 30, 2012 and	(25,403)	-	-	-		(25,403)
December 31, 2011
Defined Benefits Plan
Accumulated Other Comprehensive (Loss)	(23,563)	-	-	-		(23,563)
TOTAL STOCKHOLDERS' EQUITY	253,611	94,535	(94,535)	-		253,611

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$570,253	103,193	(103,193)	72,314		$ 642,567

See accompanying notes to unaudited pro forma condensed combined financial statements

Notes to Unaudited Pro Forma Financial Statements

Pro Forma Basis of Presentation

    The acquisition of UOS is reflected in the unaudited pro forma combined financial statements as being accounted for under the acquisition method in accordance with ASC 805. Under the acquisition method, the total estimated purchase price of the acquired company is allocated to the assets acquired and liabilities assumed based on their fair values. Due to the fact that the unaudited pro forma combined financial statements have been prepared based on preliminary estimates of these fair values, the final amounts recorded may differ materially from the information presented.

    The unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2012 and twelve months ended December 31, 2012, assume the acquisition occurred January 1, 2011. The unaudited pro forma condensed combined balance sheet as of September 30, 2012 assumes the acquisition was completed as of September 30, 2012.   The unaudited pro forma combined financial statements are based on historical consolidated financial statements of UOS and International Shipholding Corporation, as adjusted for the effects of the acquisition as further described herein.

    Under ASC 805, acquisition costs (such as advisory, legal, valuation or other professional fees) are not included as a component of consideration transferred and have been excluded from the unaudited pro forma combined statements of operations.

    The unaudited pro forma combined financial statements do not include the realization of any cost savings from anticipated operating efficiencies, synergies, or other restructuring activities which might result from the acquisition. The unaudited pro forma combined financial statements should be read in conjunction with the separately filed historical consolidated financial statements and accompanying notes of UOS.

    The unaudited pro forma combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial conditions of the combined company that would have been reported had the acquisition been completed as of the dates presented, and further should not be taken as representative of the future consolidated results of operations or financial condition of the Company.

Pro Forma Adjustments

    Adjustments to the pro forma condensed combined statements of income are reflected on the face of those statements.  Adjustments to the pro formas condensed combined balance sheet are set forth below.  All of these adjustments are based on current assumptions and are subject to change upon completion of the final purchase price allocation of assets acquired and liabilities assumed from UOS at the acquisition closing date.

a.	To reverse UOS balance sheet

b.
To record the UOS preliminary fair value of assets acquired and liabilities assumed funded by the combination of assets sold and leased back of $63 million, bank financing of $30 million, a line of credit draw of $12 million and the remainder with available cash.

Accounts Receivable	$8,650,415
Inventory	6,509,731
Other Current Assets	668,547
Vessels and Vehicles	60,036,883
Intangible asset	45,131,316
Goodwill	1,900,520
Total Assets	$122,897,412

Accounts Payable and Accrued Liabilities	$4,956,425
Other Current Liabilities	890,186
Non-Current Liabilities	2,069,663
Total Liabilities	7,916,274

Fair Value of Acquisition Price	$114,981,138

c.	Funding for Acquisition was based on the following:

Vessels and Vehicles (Sale leaseback of two vessels)	$(43,341,000)
Other Long Term Liabilities (Sale leaseback of two vessels)	(19,659,000)
Current Maturities of Long-Term Debt (Bank Loan)	(6,000,000)
Long-Term Debt, Less Current Maturities (Bank Loan)	(24,000,000)
Long-Term Debt, Less Current Maturities (Line of Credit Draw)	(12,000,000)
Accounts Payable (Assumed working capital settlement)	(2,738,610)
Cash and Cash Equivalents	(9,242,528)
Other Assets (Security Deposit Pledged)	2,000,000

Total Funding for Acquisition	$114,981,138